PATENT LICENSE AGREEMENT


       This Agreement is made effective the 1st day of July, 1994, between ALLEN
D. ALLEN, a married man (the "Licensor"), and CYTODYN OF NEW MEXICO, INC., a New Mexico corporation ( the "Licensee").

                                    RECITALS:

       WHEREAS, the Licensor represents that he is the sole owner of all right, title and interest in the inventions, processes and improvements (hereinafter collectively referred to as "the Technology") described and claimed in United States Patent Application entitled METHOD FOR INHIBITING DISEASE ASSOCIATED WITH THE HUMAN IMMUNODEFICIENCY VIRUS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST ANTI-SELF CYTOTOXIC T-LYMPHOCYTES OR THEIR LYTICS, filed April 15, 1994, the said application being a continuation-in-part application of U.S. Serial No. 08/ 165, 751, filed December 13, 1993, which application is a continuation-in-part application of U.S. Serial No. 08/033, 405, filed March 19, 1993 and disclosed in the corresponding international application PCT/US94/03055, filed March 21, 1994, as well as any corresponding foreign patent applications later filed thereon, together with any continuations, divisional or continuation-in-part applications or any letters patent issuing thereon as well as any reissue and/or re-examined patents issuing thereon (the "Patent Application") , and that he has the sole authority to enter into this Agreement and to grant the rights, licenses and privileges herein provided for; and

       WHEREAS, the Licensee desires to obtain the exclusive right, license and privilege to use the Technology to manufacture, use and sell, throughout the world, monoclonal antibodies for use in treating or inhibiting diseases associated with the human immunodeficiency virus ("HIV") and AIDS, and to any improvements of the Technology which hereafter may be made or acquired by the Licensor or Licensee, or with respect to which the Licensor may obtain the right to grant licenses.

                                   AGREEMENT:

       NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

       1. License. The Licenser grants to the Licensee the exclusive right, license and privilege to manufacture or cause to be manufactured, and to use and sell, throughout the world, monoclonal antibodies for use in treating or inhibiting diseases associated with the human immunodeficiency virus and AIDS as disclosed in the Patent Application and any other products, devices or processes described and claimed in the Patent Application and any letters patent which may issue pursuant to the Patent Application, and in any applications and patents for any

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

improvements thereto which hereafter may be acquired or made by the Licensor, or with respect to which the Licensor may obtain the right to grant licenses (hereinafter referred to as the "Licensed Products"). Except as otherwise provided herein, this license shall be exclusive even against the Licensor. The Licensor further grants to the Licensee the right to stamp, designate and advertise the Licensed Products under such names, designs and/or appellations as the Licensee may determine in its sole discretion. This license is subject to the limitation that the Licensee may not manufacture, use or sell the Licensed Products in any country in which the Licensee has not applied for patent protection.

       2. Representations of the Licensor. The Licensor covenants and represents as follows:

       (a) He is the sole owner of all title and interest in the Technology and the Patent Application.

       (b) He has at no time filed, or caused to be filed, applications for patents, or obtained in his name or caused to be obtained in the name of others, any patents in the United States or elsewhere in respect of the Technology or any technology similar thereto other than the Patent Application.

       (c) The Technology does not infringe upon any other letters patent heretofore issued in the United United States or upon any other applications for letters patent of which the Licensor has notice.

       (d) There is no other person, firm or corporation having any title or interest in the Technology or the Patent Application.

       (e) All of the statements, declarations and claims made in the Patent Application are true and correct in all respects. The Licensor knows of no prior art not disclosed in the Patent Application.

       (f) There are no outstanding options, licenses or agreements of any kind relating to the Technology or the Patent Application, or to the manufacture, use or sale of the Licensed Products.

       (g) He has the full power to grant the rights, licenses and privileges herein given.

       3.     Patents and Applications.

       (a) Following the execution of this Agreement, the Licensor shall furnish to the Licensee at its request, or to its nominees and patent attorneys, all information and documents regarding the Technology, including a description of the processes which the Technology incorporates, in order to enable the Licensee to operate hereunder.


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

       (b) The Licensor covenants and warrants that a patent application was filed with the United States Patent Office as specified hereinabove. The Licensor agrees to assume responsibility for all further prosecution of the Patent Application and any subsequent patent applications, provided the Licensee pays all of the costs thereof, including but not limited to, attorneys', engineering and drafting fees and all other costs of a similar nature, that accrue after the date of this Agreement.

       (c) The Licensor further covenants and warrants that a PCT application was timely filed with the United States Patent Office. The Licensor grants to the Licensee the right to file for patent protection for the Technology, in the name of the Licensor, in all other countries of the world, at the Licensee's sole cost and expense.

       (d) The Licensor shall deliver to the Licensee, immediately upon execution of this Agreement, all research and development reports and studies that have been completed or compiled as of the date hereof, and all other data relating to the Technology, and shall execute all papers, documents and instruments necessary to enable the Licensee to cause to be prepared, filed and prosecuted, at the Licensee's expense, applications for letters patent within such countries of the world as the Licensee shall, in its sole discretion, determine is advisable.

       (e) The Licensee shall mark all Licensed Products manufactured and distributed under this Agreement with patent numbers in accordance with statutory requirements and, pending the issue of any patents, shall stamp the Licensed Products "Patent Applied For".

       (f) All patents granted with respect to the Technology or any improvements thereof shall be the exclusive property of the Licensor, subject to the license hereby granted. For purposes of this Agreement, "improvement," shall include any method, process, technology, device or products within the scope of the Technology that improves the performance, reliability, effectiveness, ease of use , marketability, and/or maintenance of the Licensed Products and their components. The Licensor shall, upon demand, execute and deliver to the Licensee such documents as may be reasonably required by the Licensee for filing in the appropriate patent offices to evidence the granting of the exclusive license hereby given. The Licensor and Licensee shall each provide copies to the other of all correspondence and filings with the United States Patent Office and the patent authorities of all other countries in which the Licensee files for patent protection.

       4. License Fee. As full and complete consideration for the license granted hereunder, the Licensee shall issue to the Licensor 25,000 shares of the Class A no par value common stock of the Licensee, which shall be fully paid and non-assessable upon the


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

issuance thereof (the "Stock"). The Licensor acknowledges that the Stock is being issued to the Licensor pursuant to exemptions from the registration requirements of federal and state securities laws, and agrees that he may not sell, assign or transfer any shares of the Stock unless the Stock is registered or such sale, assignment or transfer is exempt from the registration provisions of federal and state securities laws. The Licensor further agrees that the certificates representing the Stock shall bear the following legend and that an appropriate stop transfer order shall be entered in the Licensee's shareholder records:

       These shares have been acquired pursuant to exemptions from the securities registration requirements of state and federal law and may not he sold, assigned, transferred, pledged or hypothecated unless the transferor shall demonstrate to the Corporation's satisfaction that the transfer will likewise be exempt from the securities registration requirements of state and federal law.

       5. Books and Records. The Licensee shall keep accurate books and records which shall contain all information necessary to enable the Licensor to audit the Licensee's revenues. The Licensee shall make these records available for copying, inspection and auditing, at the Licensor's expense, by any representative designated by the Licensor, during normal business hours at the Licensee's principal office, upon seven days' prior written notice, no more frequently than annually. No period may be audited more than once unless the Licensor can demonstrate that material information which would affect the results of such audit was not available to the Licensor at the time of the audit. In such event, the period to which the new information relates may be reaudited upon delivery of sixty days prior written notice which shall describe the content of such newly discovered material information and the reason such information was not available to the Licensor at the time of the original audit of such period. Such records shall be maintained for a period of five years.

       6. Assignment. This Agreement may not be assigned by the Licensee without the prior written consent of the Licensor; provided, however, that the Licensee may assign this license and its rights under this Agreement to any entity which shall succeed to substantially a11 of its business and property and which shall assume all of its obligations hereunder.

       7.     Sublicenses.

       (a) The Licensee may sublicense the Invention with the prior consent of the Licensor. If the Licensor does not object to a sublicense agreement presented to it by the Licensee for its approval within sixty days after delivery thereof to the Licensor, the Licensor shall be deemed to consent to the sublicense.



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

       (b) Within ten days following the execution of any such sublicense agreement, the Licensee will furnish to the Licensor a signed photocopy of such agreement.

       (c) The Licensor acknowledges that the Licensee intends to contract with one or more manufacturers to produce the Licensed Products, and agrees that such action shall not be deemed to be a "sublicense" requiring the prior consent of the Licensor. Until a patent covering the Technology is issued, the Licensee shall require all such manufacturers to execute an agreement pursuant to which they covenant not to disclose any proprietary information relating to the Technology.

       8.     Improvements.

       (a) The Licensee shall have the right to improve the Technology through its own research and development, provided that all Licensed Products produced as a result thereof shall be subject to this Agreement.

       (b) If, during the continuance of this license, the Licensor makes any further improvements in the Technology or in the mode of using the Technology, or becomes the owner of any such improvements, either through patents or otherwise, then the Licensor shall communicate any such improvements to the Licensee and give the Licensee full information regarding the mode of using them, and the Licensee shall be entitled to use the same with all rights which are- hereby granted to- the Licensee- in respect of the Technology without paying additional consideration therefor. In its discretion, the Licensee may apply for and prosecute patents on such improvements in the name of the Licensor or require the Licensor to apply for and prosecute such patents on improvements in Licensee's cost.

       9.     Infringement.

       (a) If the Licensor or the Licensee becomes aware of any infringement of any patent issued with respect to the Technology, such party shall immediately notify the other party, in writing, of the details of such infringement. If any such patent is infringed within the United States, the Licensee may, at its own expense, prosecute any action necessary to protect the-rights of each of the parties to this Agreement. If the Licensee elects not to prosecute such action, this license shall terminate unless this requirement is waived by the Licensor in writing. If the patent licensed hereunder is infringed in a foreign country, and such infringement is "substantial," the Licensee may, at its own expense, prosecute any action necessary to proteet the rights of each of the parties to this Agreement. If the Licensee elects not to prosecute such action, the Licensee's exclusive license to manufacture, use, sell and sublicense in such country shall terminate. For purposes of this paragraph, an infrinqement within a foreign country will be


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

deemed to be "substantial" if the Licensee, or its sublicensee, experiences more than a 25% reduction in sales in such country after introduction in the market in such country of the infringing product. If the Licensee elects to prosecute an infringement upon any patent covering the Technology and its improvements, the Licensee shall be responsible for all costs, expenses and judgments associated therewith, and shall be solely entitled to any monetary award or judgment resulting therefrom.

       (b) Should any action be commenced against the Licensor or the Licensee, by the filing of a Complaint which alleges that the Technology, or any of its improvements included within the scope of the license granted hereunder, infringes the claims of any letters patent, the Licensee shall have the option of defending such action at its own cost and expense, and the Licensor shall cooperate fully with such defense.

       (c) If the Licensor is compelled in any suit which the Licensee may institute or defend to join the Licensor as a party plaintiff or party defendant, then the Licensor shall not be chargeable for any costs or expenses, except its attorneys' fees should he elect separate representation, except as otherwise specifically provided herein. In connection with such suits, the Licensor shall execute all documents necessary or desirable, and the Licensor shall testify in any suit when requested to do so by the Licensee.

       (d) Product Liability Indemnification. The Licensee shall indemnify and hold harmless the Licensor from and against all product liability claims by persons purchasing the Licensed Products from the Licensee. The Licensee shall require any sublicensee to agree to indemnify and hold harmless the Licensor front and against all product liability claims by persons purchasing the Licensed Products from such sublicensee and/or its agents or distributors.

       11.    Term.

       (a) The terms of this Agreement shall end with the expiration of the last patent covering the Technology or improvements thereto, subject to the following:

              (i) Upon receivership or bankruptcy of the Licensee, or if the Licensee shal1 make an assignment for the benefit of creditors, this Agreement shall terminate.

              (ii) If, following two years after the date of this Agreement, the Licensee fails to earn revenues from sales of the Licensed Products aggregating $100,000 in any year of the term of this Agreement, the Licensor shall have the right, at any time during the succeeding license year, to declare the Licensee's exclusive license to be a non-exclusive license


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

       upon delivery of sixty days' prior written notice to the Licensee. In such event, the Licensor may grant non-exclusive licenses to any other persons. For purposes of this paragraph, a year shall consist of the twelve-month period following the anniversary date of the execution of this Agreement.

       (b) Upon termination of this Agreement, the Licensee shall transfer to the Licensor all rights which it may have to the Technology, together with all of its trade names and trademarks in respect thereof, and all rights to any sublicenses which may have been granted pursuant to the terms hereof.

       12. Commencement of License. The grant of the license given hereunder shall commence when this Agreement has been executed by the parties and the Stock has been issued to the Licensor.

       13. No Partnership, Joint Venture or Agency. Nothing in this Agreement shall he deemed or construed to constitute or create between the parties hereto a partnership, joint venture or agency.

       14.    Binding Arbitration.

       (a) All disputes arising out of or relating to this Agreement or the relationship of the parties, including the termination thereof and all tort and contract actions, shall be resolved by binding arbitration in the City of Santa Fe, State of New Mexico, under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), subject to the following limitations.

       (b) The arbitration panel shall consist of three members, all of whom shall be attorneys with experience in resolving contractual disputes and who shall be neutral parties. The arbitrators shall be empowered to award actual compensatory money damages and punitive damages, and shall be empowered to award specific performance, injunctive relief or other equitable relief. The award of the arbitrators shall be in writing and shall specify the factual and legal bases for the award. Each party shall be responsible for its own legal fees; however, the fees and expenses of the arbitrators shall be paid by the party which does not substantially prevail.

       (c) The arbitrators will decide if any inconsistency exists between the Rules, as applicable, and the arbitration provisions contained in this Agreement. If any such inconsistency exists, the arbitration provisions contained herein will control and supersede the Rules. In rendering the award, the arbitrators shall determine the rights and obligations of the parties strictly in accordance with the terms of this Agreement and upon no other basis, interpreting such Agreement by applying the substantive laws of the State of New Mexico. The failure of the arbitrators to abide by


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

this requirement shall be grounds for vacatur of the arbitration award.

       (d) All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrators or director of arbitration pursuant to the terms of this Agreement may be entered as a judgment or order.

       (e) Any arbitration proceeding must be instituted within two years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute arbitration proceedings within such period will constitute an absolute bar and waiver to the institution of any proceedings with respect to such dispute. No arbitration hereunder will include, by consolidation, joinder or otherwise, any third party, unless such third party agrees to arbitrate pursuant to the arbitration provisions contained herein and the Rules, as applicable.

       (f) The parties further agree that neither shall commence any litigation against the other arising out of this Agreement with respect to any arbitration proceeding or award, except in a court located in the State of New Mexico. Each party consents to jurisdiction over it by, and exclusive venue in, such a court by a judge without a jury. If either party brings any action for judicial relief with respect to any dispute which is required to be arbitrated hereunder, the party bringing such action will be liable for and shall immediately pay all of the other party's costs and expenses (including reasonable attorneys' fees) incurred to stay or dismiss such action and remove or refer such dispute to arbitration. If either party brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action.

       (g) Any award rendered will be final and binding upon the parties. Any judgment of the award may be entered in and enforced by any court having jurisdiction.

       15. Notice. Any notice, payment or statement required by this Agreement shall be sent by certified mail and addressed as follows or to such other address as either party may designate by delivery of written notice to the other party as provided in this paragraph.

              To the Licensor:

              Al Allen D. Allen
              6027 Weat Sixth Street
              Los Angeles, California 90036



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


              To the Licensee:

              Cytodyn of New Mexico, Inc.
              301 Johnson Street
              Santa Fe, New Mexico 87501

       16.    Construction.

       (a) Any waiver by the Licensor or Licensee of any rights arising from any breach of any term of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other terms of this Agreement by the Licensee or Licensor, respectively.

       (b) This Agreement constitutes the entire Agreement between the parties and replaces any prior agreements between them. No alteration of, or amendment to, this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

       (c) Neither party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by such party. No delay or omission on the part of either party in exercising any right shall operate as a waiver of such right or any other right. A waiver by a party of a provision of this Agreement shall not prejudice or constitute a waiver of such party's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by a party, nor any course of dealing between the parties, shall constitute a waiver of any of such party's rights or of any of the other party's obligations as to any future transactions. Whenever the consent of a party is required under this Agreement, the granting of such consent by such party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of such party.

       (d) This Agreement shall be binding upon and inure to the benefit of the legal representatives and assigns of the Licensor and to the successors and assigns of the Licensee.

       (e) If any provision of this Agreement, to any extent, is held invalid or unenforceable, the remainder of this Agreement other than those provisions as to which it shall have been held invalid or unenforceable, shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law.

       (f) This Agreement shall be construed and interpreted in accordance with the laws of the State of New Mexico.




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

       (g) Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on the parties hereto.


       IN WITNESS WHEREOF, the parties have executed this Agreement.


                                                Licensor:


                                                /s/ Allen D. Allen
                                                --------------------------------
                                                Allen D. Allen


                                                Licensee:

                                                CYTODYN OF NEW MEXICO, INC.


                                                /s/ Allen D. Allen
                                                --------------------------------
                                                By: Allen D. Allen, President



ALLEN\PATENT








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                               Amendment Number 1
                                       To
                            Patent License Agreement

CytoDyn, Inc., a Colorado corporation, ("CytoDyn") and Allen D. Allen, an individual, ("Allen") agree as of August 23, 2004, as follows:

1. Recital. CytoDyn of New Mexico, Inc., a New Mexico corporation, and Allen are parties to a Patent License Agreement dated July 1, 1994. This Agreement was assigned to CytoDyn pursuant to an Acquisition Agreement between CytoDyn of New Mexico and CytoDyn (then called RexRay Corporation) dated October 28, 2003.

2. Consent. In accordance with paragraph 6, Assignment, of the Agreement, Allen consents to the assignment of the Agreement to CytoDyn and waives, absolutely, forever, and completely, any failure of CytoDyn of New Mexico to obtain his prior consent to the assignment.

3. Amendment. The Agreement is amended by deleting in its entirety Paragraph 11(a)(ii), effective as of the original date of the Agreement, and Allen agrees that any breach by CytoDyn of New Mexico or CytoDyn of that paragraph is waived, absolutely, forever, and completely.

4. Notices. The name and address for notice to the Licensee set forth in Paragraph 15 of the Agreement are amended to read:

     CytoDyn, Inc.
     200 West DeVargas Street, Suite 1
     Santa Fe, New Mexico 87501

5. Confirmation. The Agreement is confirmed in all respects except as specifically amended by this Amendment Number 1.


CytoDyn, Inc.                                     Allen D. Allen



By: ________________________                      ____________________________
Its:________________________